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                                                 EXHIBIT 11
                                  COMPUTATION OF EARNINGS PER COMMON SHARE

                                                        Three Months Ended            Six Months Ended
                                                             June 30                    June 30
                                                      1995           1994           1995          1994
Earnings per common and common equivalent share

Net income (loss) available to common
  and equivalent shares                           $(   97,343)  $     4,187     $(  381,303)  $    25,643

Weighted average common shares
  outstanding                                       1,749,163     1,503,305       1,690,970     1,503,305
Adjustments
  Assumed issuance of shares purchased
    under stock option and stock purchase
    plans                                               4,026        92,580           5,669       103,680
  Assumed exercise of warrants                              -         8,713          25,000        11,380
  Assumed conversion of:
    Class A Variable Rate Cumulative
      Convertible Preferred Stock                   4,894,463      4,894,463      4,894,463     4,894,463
    Class B Variable Rate Cumulative
      Convertible Preferred Stock                     183,542        428,265        241,736       428,265

Total common and equivalent shares                  6,831,194      6,927,326      6,857,838     6,941,093

Earnings (loss) per common and
  equivalent share                              $(        .01) $           -   $(       .06)$           -


Fully diluted earnings per common and common equivalent share

Net income (loss) available to common
  and equivalent share                            $(   97,343)    $    4,187    $(  381,303)  $    25,643

Weighted average common shares
  outstanding                                       1,749,163      1,503,305      1,690,970     1,503,305
Adjustments
  Assumed issuance of shares purchased
    under stock option and stock purchase
    plans                                               4,409         92,580          5,861       103,680
  Assumed exercise of warrants                              -          8,713         25,000        11,380
  Assumed conversion of:
    Class A Variable Rate Cumulative
      Convertible Preferred Stock                   4,894,463      4,894,463      4,894,463     4,894,463
    Class B Variable Rate Cumulative
      Convertible Preferred Stock                     183,542        428,265        241,736       428,265

Total common and equivalent shares                  6,831,577      6,927,326      6,858,030     6,941,093

Earnings (loss) per common and
  equivalent share                              $(        .01)  $          -  $(        .06)$           -
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